UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 12, 2016, Freeport-McMoRan Inc. (“FCX”) through its subsidiaries Freeport-McMoRan Oil & Gas LLC (“FM O&G”), Freeport-McMoRan Exploration & Production LLC (“FMEP”), and Plains Offshore Operations Inc. (“POOI,” and together with FM O&G and FMEP, collectively, “Seller”) entered into a purchase agreement (the “Purchase Agreement”) with Anadarko US Offshore LLC, a Delaware limited liability company and a subsidiary of Anadarko Petroleum Corporation (“Purchaser”), pursuant to which FCX, through Seller, has agreed to sell its interest in the ownership and operation of oil and gas properties located in the Deepwater Gulf of Mexico to Purchaser for $2 billion in cash and up to $150 million in contingent cash consideration, subject to adjustment as set forth in the Purchase Agreement. FCX has agreed to guarantee the obligations of Seller to Purchaser under the Purchase Agreement, and Anadarko Petroleum Corporation has agreed to guarantee the obligations of Purchaser to Seller under the Purchase Agreement.

The consummation of the transactions contemplated by the Purchase Agreement is subject to certain specified closing conditions, including (1) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (2) the absence of certain laws or legal proceedings in connection with the transactions, (3) the consummation of certain transactions with equityholders of POOI and (4) other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties, each party’s compliance with its obligations and covenants under the Purchase Agreement, and asserted title and environmental defects and casualty losses relating to the transferred assets falling below specified levels. The transactions contemplated by the Purchase Agreement do not require the approval of FCX’s shareholders.

Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Purchase Agreement, the transaction is expected to close in the fourth quarter of 2016.

The Purchase Agreement contains representations, warranties and indemnification provisions of the parties customary for transactions of this type. Until the consummation of the transaction contemplated by the Purchase Agreement, FM O&G, FMEP and POOI have each agreed, subject to certain exceptions, to conduct its respective business in the ordinary course.

The Purchase Agreement contains certain termination rights for Purchaser and Seller, including (1) the right of either party to terminate if the closing conditions related to legal proceedings and regulatory approvals have not been satisfied on or before January 10, 2017, (2) the right of either party to terminate for certain uncured breaches of the Purchase Agreement and (3) the right of either party to terminate if asserted title and environmental defects and casualty losses relating to the transferred assets exceed specified levels.

If the Purchase Agreement is terminated by either party due to (1) the other party’s willful breach of the Purchase Agreement or (2) the other party’s failure to close in an instance where, as of January 10, 2017, all closing conditions have been satisfied or waived and the terminating party is willing and able to close, the terminating party is entitled to either specific performance or a termination fee of $100 million.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to FCX’s Quarterly Report on Form 10-Q for the period ending September 30, 2016. The Purchase Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about FCX or the other parties to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in FCX’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On September 12, 2016, FCX announced that it and its wholly owned subsidiaries, FM O&G and FCX Oil & Gas Inc. (“FCX O&G” and, together with FM O&G, the “Company”) have commenced the solicitation of consents to certain proposed amendments to the indenture governing the Company’s outstanding 6.125% Senior Notes due 2019, outstanding 6.50% Senior Notes due 2020, outstanding 6.625% Senior Notes due 2021, outstanding 6.75% Senior Notes due 2022 and outstanding 6.875% Senior Notes due 2023, all of which are fully and unconditionally guaranteed by FCX. A copy of the press release is attached hereto as Exhibit 99.2.

Item 8.01 Other Events.

FCX issued a press release dated September 12, 2016, announcing that FM O&G has entered into a purchase and sale agreement with Anadarko Petroleum Corporation for the sale of its Deepwater Gulf of Mexico properties for total cash consideration of $2.0 billion and up to $150 million in contingent payments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer
& Treasurer (authorized signatory and
Principal Financial Officer)

Date: September 12, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated September 12, 2016, titled “Freeport-McMoRan Announces Agreement to Sell its Deepwater Gulf of Mexico Properties.”

99.2	Press release dated September 12, 2016, titled “Freeport-McMoRan Commences Consent Solicitations to Amend Freeport-McMoRan Oil & Gas Senior Notes Indentures.”